SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN POTOMAC INSURANCE TRUST
AND
RAFFERTY ASSET MANAGEMENT, LLC

Pursuant to section 1 of the Investment Advisory Agreement between the Potomac Insurance Trust (the “Trust”) and Rafferty Asset Management, LLC (“Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Portfolios of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio’s average daily net assets:

Portfolios of the Trust	Advisory Fee as a % of Average Daily Net Assets Under Management

For each Fund listed below:	Up to 0.55%
VP Total Market Bull 1.25X Fund
VP Total Market Bear 1.25X Fund
VP S&P 500® Bull 1.25X Fund
VP S&P 500® Bear 1.25X Fund
VP NASDAQ-100® Bull 1.25X Fund
VP NASDAQ-100® Bear 1.25X Fund
VP Mid Cap Bull 1.25X Fund
VP Mid Cap Bear 1.25X Fund
VP Small Cap Bull 1.25X Fund
VP Small Cap Bear 1.25X Fund
VP Equity Income Bull 1.25X Fund
VP Equity Income Bear 1.25X Fund
VP Dollar Bull 1.25X Fund
VP Dollar Bear 1.25X Fund
VP Japan Bull 1.25X Fund
VP Japan Bear 1.25X Fund
VP Emerging Markets Bull 1.25X Fund
VP Emerging Markets Bear 1.25X Fund
VP Developed Markets Bull 1.25X Fund
VP Developed Markets Bear 1.25X Fund
VP Latin America Bull 1.25X Fund
VP Latin America Bear 1.25X Fund
VP Real Estate Bull 1.25X Fund
VP Real Estate Bear 1.25X Fund
VP Commodity Bull 1.25X Fund
VP Commodity Bear 1.25X Fund
VP Biotech Bull 1.25X Fund
VP Biotech Bear 1.25X Fund
VP Oil & Gas Bull 1.25X Fund
VP Oil & Gas Bear 1.25X Fund
VP Gold Bull 1.25X Fund
VP Gold Bear 1.25X Fund

VP Healthcare Bull 1.25X Fund
VP Healthcare Bear 1.25X Fund
VP Financial Bull 1.25X Fund
VP Financial Bear 1.25X Fund
VP 10 Year Note Bull 1.75X Fund
VP 10 Year Note Bear 1.75X Fund

For each Fund listed below:	Up to 0.50%
VP U.S. Government Money Market Fund

For each Fund listed below:	Up to 1.00%
Evolution VP ManagedBond Fund
Evolution VP All-Cap Equity Fund
Evolution VP Large Cap Fund
Evolution VP Small Cap Fund
Evolution VP Total Return Fund

For each Fund listed below:	Up to 0.75%
Dynamic VP HY Bond Fund

Dated: February 24, 2000, as amended August 28, 2006